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CUSIP No. 617358106
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                            EXHIBIT 1 TO SCHEDULE 13G
                            -------------------------

          John L. Keeley, Jr., Keeley Asset Management Corp., Kamco Performance Limited Partnership, Kamco Limited Partnership No. 1, John L. Keeley, Jr. Foundation and Keeley Investment Corp. agree that, unless differentiated, this
Schedule 13G is filed on behalf of each of the parties.

          Dated this 2nd day of February, 2001.



/s/ John L. Keeley, Jr.
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John L. Keeley, Jr.

KEELEY ASSET MANAGEMENT CORP.


/s/ John L. Keeley, Jr.
--------------------------------------
John L. Keeley, Jr., President

KAMCO PERFORMANCE LIMITED PARTNERSHIP


/s/ John L. Keeley, Jr.
--------------------------------------
John L. Keeley, Jr., General Partner

KAMCO LIMITED PARTNERSHIP NO. 1


/s/ John L. Keeley, Jr.
--------------------------------------
John L. Keeley, Jr., General Partner

JOHN L. KEELEY, JR. FOUNDATION


/s/ John L. Keeley, Jr.
--------------------------------------
John L. Keeley, Jr., President and Treasurer

KEELEY INVESTMENT CORP.


/s/ John L. Keeley, Jr.
--------------------------------------
John L. Keeley, Jr., President



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